U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2012

China Liaoning Dingxu Ecological Agriculture Development, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File No. 333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.
Shahekou District, Dalian, China 116021
(Address of Principal Executive Offices)

0086-13909840703
(Issuer’s telephone number)

Copy of Communications To:

Bernard & Yam, LLP
Attn: Bin Zhou, Esq.
401 Broadway, Suite 1708
New York, NY 10013
Phone: 212-219-7783
Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01    Changes in Registrant's Certifying Accountant

On August 22, 2012, China Liaoning Dingxu Ecological Agriculture Development, Inc. (the "Company") dismissed its independent registered public accounting firm  Stan J.H. Lee, CPA (“Stan Lee”) . The decision to dismiss Stan Lee was adopted by the Board of Directors of the Company.

None of the reports of Stan Lee, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Stan Lee, for the two most recent fiscal years and any subsequent interim period through August 22, 2012 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stan Lee, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Stan Lee has not advised the Company that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of  Stan Lee which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of Stan Lee that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2012.

As of the date of this Form 8-K Current Report, the Company is still in search for a successor independent registered public accounting firm.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Descriptions

16.1	Letter from Stan Lee regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Realgold International, Inc.

	By:	/s/ Chin Yung Kong
Chin Yung Kong
CEO, CFO
Date: August 22, 2012